Exhibit 99.1

MEDOFFICE DIRECT, LLC

AUDITED FINANCIAL STATEMENTS

For the Years Ended December 31, 2019 and 2018

INDEPENDENT AUDITOR’S REPORT

To those charged with governance of
MedOfficeDirect LLC

We have audited the accompanying financial statements of MedOfficeDirect LLC (the “Company), a Florida LLC, which comprise of the balance sheets as of December 31, 2019 and 2018, and the related statements of operations and members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, has an accumulated deficit and has stated that substantial doubt exists about Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the statements of operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, NY

December 30, 2020

MEDOFFICE DIRECT, LLC

(a Partnership)

BALANCE SHEETS

December 31, 2019 and 2018

	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$10,666	$19,500
Total Current Assets	10,666	19,500

Other Assets:

Computer and office equipment, net of accumulated depreciation of $20,098 and $17,073 as of December 31, 2019 and 2018, respectively	271	3,296

Total Assets	$10,937	$22,796

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities:
Accounts payable	$161,051	$73,879
Accrued interest expense	464,878	346,629
Accrued expenses payable to related party	100,000	100,000
Notes payable to related party, net of unamortized discount of $-0- and $1,748 as of December 31, 2019 and 2018, respectively	931,691	843,152
Convertible notes payable	285,000	285,000
Total Current Liabilities	1,942,620	1,648,660

Members’ Deficit:
Members’ equity	3,680,420	3,680,420
Accumulated deficit	(5,612,103)	(5,306,284)
Total Members’ Deficit	(1,931,683)	(1,625,864)

Total Liabilities and Members’ Deficit	$10,937	$22,796

 See accompanying independent auditors report and notes to financial statements

MEDOFFICE DIRECT, LLC

(a Partnership)

STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

Years Ended December 31, 2019 and 2018

	Year Ended December 31,
	2019	2018

Product revenue	$675,081	$356,819

Cost of goods sold	595,163	272,195

Gross profit	79,918	84,624

Selling, general and administrative expense	250,527	300,780

Loss from operations	(170,609)	(216,156)

Other income (expenses):
Interest expense	(133,462)	(310,356)
Amortization of debt discount	(1,748)	(32,410)
Other income	—	42,957
Total other income (expenses)	(135,210)	(299,809)

Net Loss	$(305,819)	$(515,965)

Members’ Deficit at Beginning of Period	$(1,625,864)	$(1,320,144)
Net Loss	(305,819)	(515,965)
Warrants attached to debt	—	210,245

Members’ Deficit at End of Period	$(1,931,683)	$(1,625,864)

See accompanying independent auditors report and notes to financial statements

MEDOFFICE DIRECT, LLC

(a Partnership)

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2019 and 2018

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(305,819)	$(515,965)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,025	2,522
Amortization of debt discount	1,748	32,410
Increase in debt principal charged to interest expense	—	16,500
Warrants issued as consideration for prior period debt charged to interest expense	—	189,270

Changes in operating assets and liabilities:
Accounts payable	87,172	12,382
Accrued interest expense	118,249	104,614
Due to related parties	—	(24,459)
NET CASH USED IN OPERATING ACTIVITIES	(95,625)	(182,726)

NET CASH USED IN INVESTING ACTIVITIES	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable to related parties	86,791	195,900
NET CASH PROVIDED BY FINANCING ACTIVITIES	86,791	195,900

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,834)	13,174

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	19,500	6,326

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,666	$19,500

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$—	$—
Schedule of non-cash investing and financing activities:
Fair value of warrants attached to debt	$—	$20,975

See accompanying independent auditors report and notes to financial statements

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – DESCRIPTION OF COMPANY

Description of Business

MedOfficeDirect, LLC (“MOD” or the “Company”) is a Naples, Florida-based virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States. With over 13,000 name brand medical products in over 150 different categories, MOD leverages Group Purchasing Organization (GPO) pricing discounts with a small unit-of-measure direct-to-consumer shipping model to make ordering medical supplies both convenient and highly cost effective for its users. The MOD online marketplace can be found at www.medofficedirect.com. MOD was founded in 2014 and, since its inception, has operated as a single-entity partnership.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, except where otherwise noted.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company presents its statement of cash flows using the indirect method. For purposes of the statement of cash flows, cash includes cash in checking accounts.

Accounts receivable

All of the Company’s sale are collected at the time an order is placed, so the Company does not record any accounts receivable or related allowance for doubtful accounts. The Company does not have any off-balance-sheet credit exposure related to its customers.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Computer and Office Equipment

Computer and office equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, computer and office equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 2 to 3 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. There was no impairment as of December 31, 2019 or 2018.

Internal Use Software

The Company accounts for costs incurred to develop or purchase computer software for internal use in accordance with FASB ASC 350-40 “Internal-Use Software” or ASC 350-50 “Website Costs.” As required by ASC 350-40, costs incurred to maintain existing product offerings are expensed as incurred.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This amount is recognized as members’ equity and is not subsequently remeasured. After initial measurement, both components are carried at the net amortized cost.

Concentrations of Credit Risk

The Company’s financial instruments exposed to a concentration of credit risk are comprised of cash an cash equivalents. The Company maintains cash balances in two checking accounts at a single financial institution and one merchant account at a separate financial institution that are insured by the Federal Deposit Insurance Corporation (FDIC) up to a combined total of $250,000; at times, the cash in these institutions may exceed FDIC insured limits. The Company has not experienced any loss in such accounts. The Company also collects payments from customers in a separate merchant account that is not insured by the FDIC; however, the Company does not maintain material balances in such accounts, as balances are regularly swept to the Company’s checking accounts. The Company believes it is not exposed to any significant credit risk on these cash balances.

No customers represent 10% or more of the Company’s revenue.

The Company sources all of its merchandise from one vendor.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Warrants

In connection with certain financing arrangements, the Company has issued warrants to purchase members’ equity units. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. Warrants issued in conjunction with the issuance of members’ equity units are initially recorded at fair value as a reduction in the value of member’s equity units issued. Prior to January 1, 2018, the Company utilized the closed-form Black-Scholes option pricing model to estimate the fair value of options, warrants, beneficial conversion features and other Level 3 financial assets and liabilities. Effective January 1, 2018, the Company changed to a binomial lattice option pricing model. The Company believes that the binomial lattice model results in a better estimate of fair value because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fair value these instruments and, unlike the Black-Scholes model, also accommodates assumptions regarding investor exercise behavior and other market conditions that market participants would likely consider in negotiating the transfer of such an instruments.

Fair market value of warrants was measured using the following assumptions:

	Year Ended December 31,
	2019	2018

Pricing model utilized	No Warrants	Binomial Lattice
Risk free rate	No Warrants	2.52%
Expected life (in years)	No Warrants	5.00
Volatility (a)	No Warrants	200%
Dividend yield	No Warrants	0.00%
Probability of exercise (b)	No Warrants	60%

(a)	Since the Company is private, volatility is based on an analysis of comparable publicly traded companies.

(b)	Probability of exercise is based on widely accepted market studies indicating a mean marketability discount in the range of 35%-40% related to the equity of privately held companies.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue Recognition Principles

Revenue recognition from contracts is governed by ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company recognizes revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the transfer of goods to customers. Revenue is derived from the distribution of medical products that are sourced from a third party. The Company recognizes revenue at a point in time when title transfers to customers and the Company has no further obligation to provide services related to such products, which occurs when the product ships. The Company is the principal in its revenue transactions and as a result revenue is recorded on a gross basis. The Company has determined that it controls the ability to direct the use of the product provided prior to transfer to a customer, is primarily responsible for fulfilling the promise to provide the product to its customer, has discretion in establishing prices, and ultimately controls the transfer of the product to the customer. Shipping and handling costs billed to customers are recorded in revenue.

Sales Tax

Sales are made inclusive of sales tax, where such sales tax is applicable. Sales tax is applicable on sales made in the state of Florida, where the Company has physical nexus. The Company has determined that it does not have economic nexus in any other states. The Company does not sell products outside of the United States.

Sales Returns

The Company maintains a return policy that allows customers to return product within a specified period of time prior to and subsequent to the expiration date of the product. Total returns during the years ended December 31, 2019 and 2018 were $33,974 and $25,257, which were recorded as a reduction to revenue when incurred. The Company analyzes the need for a product return allowance at the end of each period based on eligible products. The Company concluded that no return allowance was required as of December 31, 2019 or 2018.

Contract assets and liabilities

In accordance with ASC 606-10-45-3, a contract asset exists when the Company’s right to payment for goods and services already transferred to a customer is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment. In accordance with ASC 606-10-45-2, A contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier. There were no contract assets or liabilities as of December 31, 2019 or 2018.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract costs

Under ASC 606, the Company applies the following three steps in order to evaluate the costs to be capitalized:

●	Incremental costs directly related to a specific contract;

●	Costs that generate or enhance resources of the company that will be used to satisfy performance of the terms of the contract; and

●	Costs that are expected to be recovered from the customer.

No contract costs are capitalized for the year ended December 31, 2019 or 2018.

Cost of Goods Sold

Cost of goods sold is recognized for each order when the product ships. Shipping costs incurred by the Company are recorded in cost of goods sold.

Advertising and Promotion

The Company expenses all advertising costs as they are incurred. Total advertising expenses were $96,539 and $52,713 for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

Income taxes have not been provided as each LLC member is individually liable for the taxes, if any, on its share of the partnership’s income and expenses. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the evaluation of tax positions taken or expected to be taken in the course of preparing the partnership’s financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions with respect to tax at the partnership level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The Company concluded that no provision for income tax is required in the partnership’s financial statements.

The US Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The changes to section 163(j) business interest expense limitation as a result of the CARES Act may impact taxpayers generally, as well as partnerships.

Section 163(j), in its current form, was enacted as part of the Tax Cuts and Jobs Act of 2017 (the “TJCA”). section 163(j) imposes a limit on the deductibility of business interest expense equal to the sun of (i) business interest income, (ii) 30% of “adjusted taxable income” (“ATI”), and (iii) “floor plan financing interest.” For taxable years beginning before 2022, ATI essentially is equal to a taxpayer’s earnings before interest, taxes, depreciation, amortization and depletion (“EBITDA”). For later taxable years, depreciation, amortization and depletion will reduce ATI. Business interest expense that is limited under section 163(j) is carried forward to future years by treating it as paid or incurred in the following taxable year.

For partnerships and their partners, the rules are more complicated. First, the section 163(j) limitation is calculated at the partnership level, and not the partner level. Partnerships with fully deductible business interest expense then allocate both that business interest expense and any “excess taxable income” (“ETI”) (i.e., partnership ATI that was not needed to offset partnership business interest expense in the section 163(j) calculation) among their partners. Allocated ETI can be used by the partners as ATI in their partner-level 163(j) calculations, while allocated busines interest expense is automatically deductible.

There are other tax ramifications to Partnerships, based upon the CARES Act, that affect partnerships, but are not discussed here, but should not affect the Company materially.

The Company files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. In general, the statute of limitations of the Company’s U.S. federal tax returns remains open three years after a tax return is filed. The statutes of limitations on the Company’s state and local tax returns may remain open for an additional year depending upon the jurisdiction. Management does not believe that there are any uncertain tax positions that require recognition of a tax liability.

On October 19, 2020, the Company entered into a definitive agreement to be acquired by HealthLynked Corp. (OTCQB:HLYK) (“HealthLynked”) and the acquisition was completed (See NOTE 9 - EVALUATION OF SUBSEQUENT EVENTS).

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●       Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●       Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●       Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a binomial lattice option pricing model to fair value these instruments.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. The Company adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact the Company’s financial statements and related disclosures.

In July 2018, the FASB issued ASU 2018-09 to provide clarification and correction of errors to the Codification. The amendments in this update cover multiple Accounting Standards Updates. Some topics in the update may require transition guidance with effective dates for annual periods beginning after December 15, 2018. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Going Concern

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2019, the Company had a working capital deficit of $1,931,954 and accumulated deficit $5,612,103. The Company had a net loss of $305,819 and $515,965 in the years ended December 31, 2019 and 2018, respectively, and net cash used by operating activities of $95,625 and $182,726, respectively. Net cash provided by financing activities was $86,791 and $195,900 in the years ended December 31, 2019 and 2018, respectively, from proceeds from notes payable to related and third parties. On October 19, 2020, the Company was acquired by HealthLynked.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition. To date, we do not believe that COVID-19 has had a material adverse impact on our business, as our business is carried out primarily online, we do not have a substantial fixed infrastructure and consumers have tended to move toward online purchasing during the COVID-19 pandemic. However, the extent to which COVID-19 may continue to impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the continued geographic spread of the disease, the duration of the outbreak, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

NOTE 3 – COMPUTER AND OFFICE EQUIPMENT

As of December 31, 2019 and 2018, computer and office equipment was as follows:

	December 31,
	2019	2018
Computer and office equipment, cost	$20,369	$20,369
Less: accumulated depreciation	(20,098)	(17,073)
Computer and office equipment, net	$271	$3,296

Depreciation expense during the years ended December 31, 2019 and 2018 was $3,025 and $2,522, respectively. All computer and office equipment was pledged as security for certain secured promissory notes payable to related parties as described in Note 5 and secured convertible promissory notes as described in Note 6.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 4 – ACCRUED INTEREST EXPENSE

As of December 31, 2019 and 2018, accrued interest expense related to debt instruments was as follows:

	December 31,
	2019	2018
Accrued interest on notes payable to related party	$296,500	$208,252
Accrued interest on notes payable	2,110	609
Accrued interest on convertible notes payable	166,268	137,768
	$464,878	$346,629

NOTE 5 – RELATED PARTIES

Notes Payable to Related Parties

As of December 31, 2019 and 2018, the Company had the following notes payable to Dr. Michael Dent, the Company’s founder and Chairman of the Board, and to George O’Leary, a Director:

	December 31,
	2019	2018
Senior secured promissory note to Dr. Dent dated October 22, 2014, 10% annual interest, indefinite maturity date	$164,500	$164,500
Senior secured revolving promissory note to Dr. Dent dated October 22, 2014, 10% annual interest, indefinite maturity date	300,000	300,000
Unsecured promissory note to Dr. Dent dated April 20, 2017, 10% annual interest, indefinite maturity date	25,000	25,000
Secured promissory note to Dr. Dent dated January 31, 2018, 10% annual interest, indefinite maturity date	75,000	73,252
Other advances payable to Dr. Dent pursuant to unsecured blanket promissory notes, 10% annual interest, indefinite maturity date	192,691	105,900
Unsecured promissory note to Mr. O’Leary dated July 27, 2017, 15% annual interest, indefinite maturity date	159,500	159,500
Unsecured promissory note to Mr. Salamone dated July 13, 2018, 10% annual interest, maturity July 12, 2020	5,000	5,000
Unsecured promissory note to Mr. Bello dated August 16, 2018, 10% annual interest, maturity August 15, 2020	10,000	10,000
	$931,691	$843,152

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 5 – RELATED PARTIES (CONTINUED)

On January 31, 2018, Dr. Dent loaned $75,000 to the Company in the form of a 10% Secured Promissory Note (the “$75k Note”). Dr. Dent was also granted 9.0 warrants that related to the issuance of the $75k Note as well as for retroactive issuance of $490,000 additional notes issued by Dr. Dent in 2014 and 2017. The fair value of the warrants was $218,388, which was allocated between the $75k Note and the prior period notes. In connection with the $75k Note, the Company recognized a discount at inception of $20,975 related to the warrants, which was amortized to “Amortization of debt discount” in the amount of $1,748 and $19,227 in the years ended December 31, 2019 and 2018, respectively.

During the years ended December 31, 2019 and 2018, Dr. Dent made additional loans to the Company totaling $86,791 and $105,900, respectively, pursuant to unsecured promissory notes. On January 1, 2019, Dr. Dent agreed to extend the maturity date on all notes payable to him (the “Dent Notes”) to an indefinite date. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 Dr. Dent agreed to convert 40% of the principal of the Dent Notes to units of the Company, accept 60% of the principal in cash from HealthLynked, and waive all interest and other demands or remedies available under default in satisfaction of the Unsecured Notes.

In July and September 2017, the Company issued three separate unsecured promissory notes to two investors (the “2017 Unsecured Notes”). The 2017 Unsecured Notes were issued with a face value of $110,000, which increased to $126,500 if repaid within 90 days, $143,000 if repaid between 90-180 days, and $157,500 if repaid after 180 days, at which point the notes were considered to be in default. In connection with the issuance of the 2017 Unsecured Notes, the holders also received a 5-year warrant to purchase 1.6 units at an exercise price of $62,500 per unit. The fair value of the warrants was $64,694, which was recorded as a discount at inception and amortized over the 180-day life of the 2017 Unsecured Notes. At inception, the Company recognized an additional discount of $33,000, being the difference between the amount of repayment if paid prior to maturity of $143,000 and the face value of $110,000. The combined discount was amortized over the 180-day life of the note to “Amortization of debt discount,” which totaled $-0- and $13,183 in the years ended December 31, 2019 and 2018, respectively. Following maturity in 2018, the Company also recognized an increase in the face value of $16,500 to “Interest expense.”

On March 30, 2018, Mr. O’Leary was assigned the 2017 Unsecured Notes in exchange for shares of a third-party company pledged by Mr. O’Leary for the benefit of the debtholders. In connection with the assignment, Mr. O’Leary also agreed to extend the maturity date on the 2017 Unsecured Notes to an indefinite date. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 Mr. O’Leary agreed to convert 40% of the principal of the 2017 Unsecured Notes to units of the Company, accept 60% of the principal in cash from HealthLynked, reduce the principal to the original face value of $110,000, and waive all interest and other demands or remedies available under default in satisfaction of the 2017 Unsecured Notes.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 5 – RELATED PARTIES (CONTINUED)

During July and August 2018, the Company issued an aggregate of $15,000 unsecured promissory notes to two directors, Steve Bello and Chris Salamone (the “2018 Unsecured Notes”). The 2018 Unsecured Notes matured two years from issuance and note interest at 10% per annum. The 2018 Unsecured Notes matured unpaid in July and August 2020. Upon default, the holders’ rights included a demand for immediate repayment. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 the holders of the 2018 Unsecured Notes agreed to convert 40% of the principal to units of the Company, accept 60% of the principal in cash from HealthLynked, and waive all interest and other demands or remedies available under default in satisfaction of the 2018 Unsecured Notes. The balance on the 2018 Unsecured Notes was $15,000 as of December 31, 2019 and 2018.

Other Amounts Due to, and Transactions with, Related Parties

As of December 31, 2019 and 2018, the Company owed a Chairman’s fee of $100,000 and $100,000, respectively, to Dr. Michael Dent, the Company’s founder and Chairman of the Board.

During the years ended December 31, 2019 and 2018, the Company recognized other income of $-0- and $42,957, respectively, related to rental income and marketing services provided by the Company on behalf of HealthLynked, a publicly traded company of which Dr. Dent is the CEO, Chairman and majority shareholder and Mr. O’Leary is the CFO and a Director. During the year ended December 31, 2018, the Company also repaid advances from HealthLynked of $24,459 made in prior periods. The Company did not have any further business or financing activities with HealthLynked after 2018. As described further in Note 9, the Company was acquired by HealthLynked in October 2020 and certain debt obligations of the Company were retired in connection with the transaction.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

During 2015, the Company issued $500,000 of secured convertible promissory notes (the “Convertible Notes”) to five separate unrelated investors. The Convertible Notes matured in 2016 and bore interest at 10%. The Convertible Notes were convertible at the option of the holder into units of Company equity at a price of $50,000 per unit only after the Company completed a financing of at least $1.5 million. In connection with the issuance of the Convertible Notes, the holders also received a 5-year warrant to purchase the number of units equal to their investment divided by $50,000 with an exercise price of $62,500 per unit. The fair value of the warrants was $322,221, which was recorded as a discount against the notes and amortized in prior periods.

In 2016, the Company and the holders of the Convertible Notes entered into an agreement pursuant to which (i) one holder with a principal balance of $200,000 agreed to accept repayment of his note in full for payments totaling $125,000, and (ii) the remaining holders, whose principal balance had been paid down by $15,000, agreed to extend the maturity date on the Notes until June 22, 2018 and accrue interest at 10% per annum on the notes going forward.

The Convertible Notes matured unpaid on June 22, 2018. Upon default, the holders’ rights included a demand for immediate repayment. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 the holders of the Convertible Notes agreed to convert 40% of the principal to units of the Company, accept 60% of the principal in cash from HealthLynked, and waive all interest and other demands or remedies available under default in satisfaction of the Unsecured Notes.

The Company’s convertible notes payable balance was $285,000 as of December 31, 2019 and 2018.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 7 – MEMBERS’ EQUITY

The Company’s authorized equity capital is comprised of Series A Units, Series B Units, Series C Units and non-voting Units. Series A Units are entitled to 5 membership votes per Unit. Series B and Series C units are entitled to 1 membership vote per Unit. Non-voting Units are not entitled to vote. During the years ended December 31, 2019 and 2018, the Company was owned by 13 separate Unitholders and had outstanding a total of 15 Series A Units, 175.25 Series B Units and no, Series C or non-voting Units. No Unitholder held over 50% of the Company’s aggregate voting power. No new equity Units were issued during the years ended December 31, 2019 or 2018.

During the years ended December 31, 2019 and 2018, the Company also had outstanding a total of 36.6 warrants to purchase additional member Units at an exercise price of $62,500 per Unit. During the years ended December 31, 2019 or 2018, the Company granted -0- and 9.0 warrants, respectively. In October 2020, the warrant holders agreed to cancel all outstanding warrants in connection with the sale of the Company to HealthLynked.

No equity options were granted during any time from the inception of the Company.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Material contract

The Company sources all of its merchandise from one vendor. While the Company believes that other competitive vendors exist to fulfill a similar role, loss of this vendor could have a material adverse impact on the Company’s financial position and results of operations. As of December 31, 2019 and 2018, accounts payable to this vendor totaled $161,051 and $66,958, respectively. On April 3, 2020, the Company converted past due accounts payable totaling $162,560 payable to this vendor into an unsecured promissory note payable. The note requires monthly payments of $13,916, bears interest at 5%, and matures on March 15, 2021.

Litigation

From time to time, the Company may be involved in a variety of claims, lawsuits, investigations and proceedings related to contractual disputes, employment matters, regulatory and compliance matters, intellectual property rights and other litigation arising in the ordinary course of business. The Company operates in a highly regulated industry which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company’s financial position or results of operations. The Company’s policy is to expense legal fees and expenses incurred in connection with the legal proceedings in the period in which the expense is incurred.

On September 22, 2020, the Company entered into a Settlement and Release Agreement with its former CEO pursuant to which the individual agreed to surrender all equity interest in the Company in exchange for a covenant not to sue by the Company related to alleged misappropriation of Company resources by the Company during the individual’s employment.

The Company is not aware of any additional legal proceedings that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 9 – EVALUATION OF SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 28, 2020, which is the date the financial statements were available to be issued.

On April 3, 2020, the Company converted past due accounts payable totaling $162,560 payable to its principal supplier into an unsecured promissory note payable. The note requires monthly payments of $13,916, bears interest at 5%, and matures on March 15, 2021.

On May 3, 2020, the Company received a loan in the amount of $11,757 under the Paycheck Protection Program (the “PPP”). The PPP loan, administered by the U.S. Small Business Administration (the “SBA”) and processed through Wells Fargo bank, was issued under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. The loan bears interest at 1% per annum and matures in May 2022. Principal and interest payments are deferred for the first six months of the loans. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities.

On October 19, 2020, the Company entered into a definitive agreement to be acquired by HealthLynked and the acquisition was completed. Under the terms of acquisition, HealthLynked paid the Company’s members the following consideration: (i) an aggregate of 19,045,563 restricted shares of HealthLynked common stock, (ii) an aggregate of up to 10,004,749 restricted shares of HealthLynked common stock over a four-year period based on MOD achieving certain revenue targets as set forth in the Merger Agreement, (iii) the partial satisfaction of certain outstanding debt obligations of the Company with outstanding principal of $1,172,000 in exchange for $703,200 in cash paid by HealthLynked, representing 60% of the face value of such. The remaining 40% of the Company’s debt obligations to outside investors was converted to equity prior to the transaction.